Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this registration statement on Form S-1 of our report dated September 28, 2021, relating to the consolidated financial statements of The Glimpse Group, Inc. as of June 30, 2021 and 2020, and for the years then ended appearing in the prospectus, which is part of this registration statement. We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ Hoberman & Lesser CPA’s, LLP

November 26, 2021

New York, New York